UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

PGI INCORPORATED
(Exact name of registrant as specified in its charter)

Florida	1-6471	59-0867335
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

212 South Central, Suite 304, St. Louis, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 512-8650
(Registrant’s telephone number, including area code)

_______________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sugarmill Woods, Inc. (“Sugarmill Woods”), a wholly-owned subsidiary of PGI Incorporated (“PGI”), entered into two contracts with the State of Florida Department of Transportation (the “Florida DOT”) for the sale of Sugarmill Woods’ principal real property asset to the Florida DOT. The signatures from the Florida DOT required to make the two contracts effective were obtained on June 17, 2016, and the sale was closed on June 21, 2016.
By way of background, PGI’s most valuable asset, which it owns through its wholly-owned subsidiary, Sugarmill Woods, are two undeveloped parcels of real property consisting of approximately 369 acres located in Hernando County, Florida (the “Property”) which is encumbered by secured creditor claims. Over the past approximately nine (9) months, the Florida DOT had expressed interest in acquiring the Property. It is the understanding of PGI and Sugarmill Woods that the Florida DOT desired to acquire the Property in connection with its contemplated northward continuation of the Suncoast Expressway as part of the Suncoast Parkway, Project 2. Currently, the Suncoast Expressway terminates on the south side of Route 98 opposite the Property. As PGI and Sugarmill Woods understand it, such northward continuation will require a significant portion of the Property which is the reason the Florida DOT wished to acquire the Property.
On March 25, 2016, and following negotiations between the management of Sugarmill Woods and the Florida DOT, both parties executed two separate contracts described below for the sale by Sugarmill Woods to the Florida DOT of the two parcels that collectively comprise the Property (each individual contract being referred to as the “Contract” and both collectively being referred to as the “Contracts”). In accordance with a Florida statute that provides the public the opportunity to review such transactions, the Contracts were not enforceable against either the Florida DOT or Sugarmill Woods unless and until the Florida DOT were to execute the Contracts to signify “Final Agency Acceptance”. The Florida DOT delivered both Contracts with signatures constituting Final Agency Acceptance to the Company on June 17, 2016, resulting in both Contracts being enforceable against both parties.
One Contract was for the purchase and sale of the parcel of the Property referred to as Parcel No. 101 consisting of approximately 46 acres (“Parcel 101”). The other Contract was for the purchase and sale of the remaining parcel of the Property referred to as Parcel No. 104 consisting of approximately 323 acres (“Parcel 104”). The total sale price under the Contract for Parcel 101 (the “Parcel 101 Contract”) was approximately $3,435,000 of which the Contract provided $3,000,000 was to be paid to Sugarmill Woods at closing and the remaining approximately $435,000 was to be used to pay certain expenses at closing which were the responsibility of Sugarmill Woods under the terms of the Parcel 101 Contract. The total sale price under the Contract for Parcel 104 (the “Parcel 104 Contract”) was $6,300,000 of which the Contract provided $6,000,000 was to be paid to Sugarmill Woods at closing and the remaining $300,000 was to be used to pay certain expenses at closing which were the responsibility of Sugarmill Woods under the terms of the Parcel 104 Contract. The Parcel 101 Contract is attached hereto as Exhibit 10.1 and the Parcel 104 Contract is attached hereto as Exhibit 10.2. The descriptions of the Contracts are qualified in their entirety by reference to the Contracts attached hereto as exhibits.

Each Contract was on a different form of contract because the Parcel 101 Contract was for that portion of the Property constituting rights of way and the Parcel 104 Contract was for that portion of the Property constituting a large tract of real estate. Nevertheless, many of the material provisions in both Contracts were largely similar and are described below. Under both Contracts:
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Sugarmill Woods was responsible for delivering marketable title to the Property;

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Sugarmill Woods was responsible for payment of taxes due on the Property through the date of closing;

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Sugarmill Woods was responsible for maintaining the Property through closing in the same condition existing as of the effective date of the Contracts, less reasonable wear and tear;

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Sugarmill Woods acknowledged or agreed that the purchase price described for the different parcels included compensation for all fees, costs and any business damage claims;

●
addendums that contained provisions intended to supplement or supersede certain provisions of the Contracts provided:

o
that Sugarmill Woods’ obligation to proceed to closing of each Contract was contingent on the simultaneous closing of the other Contract such that if one Contract failed to close both Contracts would terminate with neither Sugarmill Woods nor the Florida DOT having any rights or obligations with respect to either party (except for covenants, representations and warranties in the Parcel 104 Contract that would survive such termination);

o
that Sugarmill Woods had no obligation to cure title defects objectionable to the Florida DOT;

o
that the Florida DOT would be required to notify Sugarmill Woods of title defects unacceptable to it and Sugarmill Woods would then have ten days to advise the Florida DOT whether it would attempt to cure the title defect and if it elected to attempt to cure, Sugarmill Woods would have 45 days to attempt the cure;

o
that if Sugarmill Woods were to elect not to cure or found itself unable to cure the title defects, it would be required to notify the Florida DOT whereupon the Florida DOT would have ten days to notify Sugarmill Woods that it had elected to either:

■
terminate the Contract in which case both Contracts were terminated; or

■
accept the title with the defects and close without reduction in the purchase price for the uncured title defects;

o
for approval of both Contracts by the shareholder of Sugarmill Woods by May 31, 2016, after which time if shareholder approval were not to be obtained, either Sugarmill Woods or the Florida DOT could terminate both Contracts and neither party would have any rights or obligations thereunder, except those which by their express terms would survive such termination.

Under the Parcel 104 Contract, the Florida DOT could terminate the Contract if a survey were to reveal anything that would prohibit the use of that parcel or that encumbered the Property or that exposed a fatal flaw. It contained an environmental representation and warranty from Sugarmill Woods and a provision that the acquisition of Parcel 104 was not made under threat of condemnation. The Parcel 101 Contract provided that Parcel 101 was being acquired for transportation purposes under threat of condemnation. Under the Parcel 104 Contract, the representations, warranties and covenants survived the closing and the execution or delivery of the deed or any other documents executed or delivered under, pursuant to or by reason of the Parcel Contract 104 and payment of all monies made under, pursuant to or by reason of the Parcel Contract 104.
Closing under both Contracts was subject to certain contingencies, as noted above. These contingencies, however, were either satisfied or waived to the satisfaction of both parties, and the completion of the sale of Parcel 101 and Parcel 104 under both Contracts occurred on June 21, 2016.
Besides the Property, Sugarmill Woods also owns 6 single family lots, an approximate 7 acre parcel, and some other minor parcels of real estate consisting of easements in Citrus County, Florida. In addition, Punta Gorda Isles Sales, Inc., a wholly-owned subsidiary of PGI, owns twelve parcels of real estate in Charlotte County and Citrus County, Florida, which total approximately 60 acres, but these parcels have limited value because of associated developmental constraints such as wetlands, easements, and/or other obstacles to development and sale.
PGI’s filing of this Form 8-K under Item 1.01 thereof is made pursuant to Instruction 1 thereunder and is neither an admission nor a concession that either Contract individually is, or the Contracts collectively are, material definitive agreements not made in the ordinary course of business for state law purposes.
Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 is incorporated herein by reference under this Item 2.01.

PGI’s filing of this Form 8-K under Item 2.01 is neither an admission nor a concession that the disposition of the Property was otherwise than in the ordinary course of business for state law purposes.

Item 9.01 Financial Statements and Exhibits.

(d)            The following documents are filed with this Report:

Exhibit No.	Description
10.1	Purchase Agreement (for Parcel No. 101) by and between Sugarmill Woods, Inc. and the State of Florida, Department of Transportation, including addendum thereto, effective June 17, 2016
10.2	Purchase and Sale Agreement (for Parcel No. 104) by and between Sugarmill Woods, Inc. and the State of Florida Department of Transportation, including addendum thereto, effective June 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI INCORPORATED

Date: June 23, 2016	By:	/s/ Laurence A. Schiffer
Laurence A. Schiffer, President
Duly Authorized Officer and Principle Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Purchase Agreement (for Parcel No. 101) by and between Sugarmill Woods, Inc. and the State of Florida, Department of Transportation, including addendum thereto, effective June 17, 2016
10.2	Purchase and Sale Agreement (for Parcel No. 104) by and between Sugarmill Woods, Inc. and the State of Florida Department of Transportation, including addendum thereto, effective June 17, 2016